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EXHIBIT 99.01

Certification of President and Chief Executive Officer

        Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Entercom Communications Corp. (the "Company") hereby certifies, to such officer's knowledge, that:

            (i)  the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

           (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2003

By:	/s/ DAVID J. FIELD
Name:	David J. Field
Title:	President and Chief Executive Officer (principal executive officer)

        A signed original of this written statement required by Section 906 has been provided to Entercom Communications Corp. and will be retained by Entercom Communications Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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  EXHIBIT 99.01
Certification of President and Chief Executive Officer